EXHIBIT (j)(1)

                      SUTHERLAND ASBILL & BRENNAN, L.L.P.


Steven B. Boehm, Esq.                              1275 Pennsylvania Avenue, NW
DIRECT LINE:  (202) 383-0176                         Washington, DC  20004-2415
                                                                   202 383-0100
Internet:  sboehm@sablaw.com                                  fax  202 637-3593
                                                                 www.sablaw.com

                                January 28, 2002


The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, NY  10017-3206

         Re:  TIAA-CREF Institutional Mutual Funds
              (File Nos.  333-76651 and 811-9301)


Ladies and Gentlemen:

         We hereby consent to our name under the caption "Legal Matters" in the statement of additional information filed as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Institutional Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,


                                                 /s/ Steven B. Boehm
                                                 -------------------
                                                 Steven B. Boehm

SBB/mh
cc:  Ilana Marcus, Esq., TIAA-CREF

Enclosure

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